   As filed with the Securities and Exchange Commission on  August 17, 1999
                         Registration No. 333-_______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                     NETWORK ACCESS SOLUTIONS CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                          54-1738938
(State or other jurisdiction of                  (I.R.S. Employer Identification No.)
Incorporation or organization)


      100 Carpenter Drive
       Sterling, Virginia                                     20164
(Address of principal executive offices)                    (Zip Code)

        NETWORK ACCESS SOLUTIONS CORPORATION 1998 STOCK  INCENTIVE PLAN
                             (Full title of plan)

     (Name, address and telephone
     number of agent for service)                           (Copy to:)
         Jonathan P. Aust                          Nancy A. Spangler, Esquire
Network Access Solutions Corporation                Piper & Marbury L.L.P.
         100 Carpenter Drive                  Commerce Executive Park III, Suite 610
        Sterling, Virginia  20164                  1850 Centennial Park Drive
             (703) 742-7700                          Reston, Virginia 20191
                                                        (703) 391-7100

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed               Proposed
                                           Amount               Maximum                Maximum               Amount of
                                            to be               Offering               Aggregate            Registration
     Title of Securities to be Registered  Registered        Price Per Unit/(2)/    Offering Price/(2)/         Fee/(2)/
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value/(1)/         11,250,000            $10.53125          $118,476,563                $32,937
========================================================================================================================

/(1)/ In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

/(2)/ Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Network Access Solutions Corporation Common Stock reported on the Nasdaq National Market on August 11, 1999 (i.e. $10.53125 per share).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Prospectus filed pursuant to Rule 424(b) on June 4, 1999 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the documents referred to in
             (a) above; and

        (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

             Not applicable.

Item 5. Interests of Named Experts and Counsel.

             None.

Item 6. Indemnification of Directors and Officers.

        As permitted by the Delaware General Corporation Law, Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides for indemnification of directors and officers of the Registrant, as follows:

        The Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or had agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

        Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Amended and Restated Certificate of Incorporation. The Delaware General Corporation Law permits a corporation to indemnify its directors and officers, among others, against judgments, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        As permitted by the Delaware General Corporation Law, Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for limitation of liability of directors of the Registrant, as follows:

        A director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant of its stockholders,
        (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
4.1 *         Amended and Restated Certificate of Incorporation
              (incorporated by reference from Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (No.
              333-74679), as amended)

4.2 * Amended and Restated By-Laws (incorporated by reference from Exhibit 3.2 of the Registrant's Registration
              Statement on Form S-1 (No. 333-74679), as amended)

4.3           1998 Stock Incentive Plan, as amended

5.1           Opinion of Piper & Marbury L.L.P., counsel for the
              Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

23.1          Consent of Independent Auditors

23.2          Consent of Counsel (contained in Exhibit 5.1)

24            Power of Attorney (included on Signature Page)

_______________
*  Incorporated by reference.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                    ---- ----
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Commonwealth of Virginia on the 17th day of August, 1999.

                                  NETWORK ACCESS SOLUTIONS CORPORATION


                                  By: /s/  Jonathan P. Aust
                                      ---------------------------------
                                      Jonathan P. Aust
                                      President, Chief Executive Officer and
                                      Chairman of the Board of Directors

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jonathan
P. Aust and Scott G. Yancey, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                             Title                                    Date
---------                                             -----                                    ----
/s/ Jonathan P. Aust              President, Chief Executive Officer and                 August 17, 1999
--------------------------        Chairman of the Board of Directors
Jonathan P. Aust                  (Principal Executive Officer)

/s/ Scott G. Yancey, Jr.          Chief Financial Officer and Director                   August 17, 1999
--------------------------        (Principal Accounting and Financial Officer)
Scott G. Yancey, Jr.

/s/ Christopher J. Melnick        Chief Operating Officer and Director                   August 17, 1999
--------------------------
Christopher J. Melnick

/s/ Brion B. Applegate            Director                                               August 17, 1999
--------------------------
Brion B. Applegate

/s/ Dennis R. Patrick             Director                                               August 17, 1999
--------------------------
Dennis R. Patrick

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4.1*           Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 of the Registrant's Registration
               Statement on Form S-1 (No. 333-74679), as amended)

4.2*           Amended and Restated By-Laws (incorporated by reference from
               Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 333-74579), as amended)

4.3            1998 Stock Incentive Plan, as amended

5.1 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

23.1           Consent of Independent Auditors

23.2           Consent of Counsel (contained in Exhibit 5.1)

24             Power of Attorney (included on Signature Page)
______________
*  Incorporated by reference.